UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2024

STERIS plc
(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson's Quay,	Dublin 2,	Ireland	D02 R296
(Address of principal executive offices)
Registrant’s telephone number, including area code: + 353 1 232 2000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2024, STERIS plc (the “Company”) issued a press release announcing financial results for the three and twelve month periods ending March 31, 2024. A copy of this press release is attached hereto as Exhibit 99.1.
The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On May 8, 2024, the Company announced a targeted restructuring plan (the “Restructuring Plan”), which includes restructuring of the Healthcare surgical business in Europe as well as other actions, including the impairment of an internally developed X- ray accelerator, product rationalizations and facility consolidations.
STERIS began broadly communicating this plan to potentially impacted employees on May 7, 2024 and the restructuring is expected to be substantially completed by the end of fiscal 2025. The approximately $100 million of anticipated restructuring charges includes approximately $44.4 million recorded in the fiscal 2024 fourth quarter with the balance expected to be recorded in fiscal 2025. Of the approximately $100 million charge, it is anticipated that approximately (i) $50 million will consist of non-cash charges (principally related to asset impairment and product rationalizations), (ii) $37 million will relate to one-time employee termination benefit payments, and (iii) $13 million will relate to miscellaneous one-time costs, including contract termination costs.
The estimates of the costs the Company expects to incur, and the successful implementation of the restructuring activities pursuant to the Restructuring Plan, are subject to a number of assumptions, risks and uncertainties, and actual results may differ from the above-described estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring Plan.

Forward-Looking Statement
This Current Report on Form 8-K may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, statements related to the expected benefits of and timing of completion of the Restructuring Plan, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described in STERIS’s other securities filings, including Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2023. Many of these important factors are outside of STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products are summaries only and should not be considered the specific terms of the product clearance or literature. Unless legally required, STERIS does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the ability to consummate the planned divestiture of the Dental segment (the “Transaction”) on the expected terms and within the anticipated time period, or at all, which is dependent on the satisfaction of certain closing conditions, some of which are outside of STERIS’s control, (b) STERIS’s ability to realize the expected benefits of the Transaction, including the earnout payment, (c) the risk that regulatory approvals that are required to complete the Transaction may not be received, may take longer than expected or may impose adverse conditions, (d) the impact of the COVID-19 pandemic or similar public health crises on STERIS’s operations, supply chain, material and labor costs, performance, results, prospects, or value, (e) STERIS’s ability to achieve the expected benefits regarding the accounting and tax treatments of the redomiciliation to Ireland, (f) operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected, (g) STERIS’s ability to successfully integrate acquired businesses into its existing businesses, including unknown or inestimable liabilities, impairments, or increases in expected integration costs or difficulties in connection with the integration of such businesses, (h) uncertainties related to tax treatments under the TCJA and the IRA, (i) the possibility that Pillar Two Model Rules could increase tax uncertainty and adversely impact STERIS’s provision for income taxes and effective tax rate and subject STERIS to additional income tax in jurisdictions who adopt Pillar Two Model Rules, (j) STERIS’s ability to continue to qualify for benefits under certain income tax treaties in light of ratification of more strict income tax treaty rules (through the MLI) in many jurisdictions where STERIS has operations, (k) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes, (l) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, including as a result of inflation, (m) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (n) the possibility that application of or compliance with laws, court rulings, certifications, regulations, or regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, the outcome of any pending or threatened litigation brought by private parties, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services, result in costs to STERIS that may not be covered by insurance, or otherwise affect STERIS’s performance, results, prospects or value, (o) the potential of international unrest, including the Russia-Ukraine or Israel-Hamas military conflicts, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (p) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s products and services, (q) the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products, due to supply chain issues or otherwise, or in the provision of services, (r) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, impairments, regulatory, governmental, or other issues or risks associated with STERIS’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s various securities filings, may adversely impact STERIS’s performance, results, prospects or value, (s) the impact on STERIS and its operations, or tax liabilities, of Brexit or the exit of other member countries from the EU, and the Company’s ability to respond to such impacts, (t) the impact on STERIS and its operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation (including CAMT and excise tax on stock buybacks), regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto, (u) the possibility that anticipated financial results or benefits of recent acquisitions, of STERIS’s restructuring efforts, or of recent divestitures, including anticipated revenue, productivity improvement, cost savings, growth synergies and other anticipated benefits, will not be realized or will be other than anticipated, (v) the possibility that our expectations about the pre-tax savings resulting from the Restructuring Plan, the number of positions eliminated pursuant to the Restructuring Plan and the costs, charges and cash expenditures associated with the Restructuring Plan may not be realized on the timeline or timelines we expect, or at all, (w) the level of STERIS’s indebtedness limiting financial flexibility or increasing future borrowing costs, (x) rating agency actions or other occurrences that could affect STERIS’s existing debt or future ability to borrow funds at rates favorable to STERIS or at all, and (y) the effects of changes in credit availability and pricing, as well as the ability of STERIS’s Customers and suppliers to adequately access the credit markets, on favorable terms or at all, when needed.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by STERIS plc on May, 8 2024 announcing financial results for the three and twelve month periods ending March 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary

Dated: May 8, 2024